Exhibit 10.30

THE McCLATCHY COMPANY

DIRECTOR DEFERRAL PROGRAM

non-employee director Deferred Stock Unit AGREEMENT

THIS AGREEMENT, entered into as of September   , 201[6] (the “Grant Date”), and between THE McCLATCHY COMPANY, a Delaware corporation (the “Company”) and [Director]  (the “Director”),

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has established THE DIRECTOR DEFERRAL PROGRAM (the “Program”) under the THE McCLATCHY COMPANY 2012 OMNIBUS INCENTIVE PLAN (the “Plan”) in order to permit nonemployee members of the Board of Directors (the “Board”) to elect to defer the receipt of shares of the Company’s Class A Common Stock (the “Stock”) granted to them under the Plan by virtue of their Service as a nonemployee member of the Board of Directors; and

WHEREAS, the Director is a non-employee member of the Board, who prior to the close of calendar year [2015] filed an irrevocable election with the Company under the Program to receive the Deferred Stock Units covering all of the Stock that otherwise would be granted to the Director in calendar year [2016].

NOW, THEREFORE, it is agreed as follows:

SECTION 1.    GRANT OF DEFERRED STOCK UNITS.

(a)Grant.  The Company hereby grants to the Director an award of _____ Deferred Stock Units, each such unit representing a share of Stock, subject to the terms and conditions set forth in this Agreement, the Program and the Plan.

(b)Director Deferral Program.  The Deferred Stock Units under this Agreement are granted pursuant to the Program and the Plan, copies of which the Director acknowledges having received and read.  The provisions of the Program and the Plan are incorporated into this Agreement by reference and any capitalized terms not defined herein shall have the meaning prescribed in the Plan or the Program, as applicable.

SECTION 2.    CONSIDERATION.

The grant of the Deferred Stock Units is made in consideration of the services to be rendered by the Director to the Company.

SECTION 3.    VESTING.

The Deferred Stock Units shall be 100% vested as of the Grant Date.

SECTION 4.    RESTRICTIONS.

The Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Deferred Stock Units be made subject to execution, attachment, or similar process.  Any attempt by the Director to sell, assign, transfer, pledge, hypothecate, or otherwise encumber the Deferred Stock Units or any rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Deferred Stock Units will be forfeited by the Director and all of the Director's rights to such Deferred Stock Units shall immediately terminate without any payment or consideration by the Company.

SECTION 5.    RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

(a)The Director has no rights as a stockholder with respect to the Deferred Stock Units unless and until the Stock relating to the Deferred Stock Units has been delivered to the Director.

(b)Upon the Company’s payment of a cash dividend on outstanding Stock, the Director shall be entitled to receive a dividend equivalent for each Deferred Stock Unit that he holds as of the record date for such dividend equal to the per-share dividend paid on the Stock.  Such dividend equivalent shall be paid in cash at the same time paid to other stockholders of the Company as of the record date for such dividend [and shall not be subject to the Deferral Election].

SECTION 6.    DELIVERY.

Delivery of the shares of Stock represented by the Deferred Stock Units will be made in accordance with the Director’s deferral election under the Program (the “Deferral Election”), which is attached to this Agreement as Exhibit A.

SECTION 7.    EVIDENCE OF ISSUANCE.

The issuance of the shares of Stock with respect to the Deferred Stock Units will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration, or issuance of one or more share certificates.

SECTION 8.    CLAWBACK.

The Deferred Stock Units are subject to mandatory repayment by the Director to the Company to the extent the Director becomes subject to applicable law that requires the repayment by the Director to the Company of compensation paid by the Company to the Director, in the event that the Director fails to comply with, or violates, the terms or requirements of such policy or applicable law.

SECTION 9.    CODE SECTION 409A.

The grant of Deferred Stock Units under this Agreement is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A.  Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on the Director under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to the Director for such tax or penalty. For purposes of this grant, a termination of employment or other service relationship only occurs upon an event that would be a Separation from Service within the meaning of Section 409A.

SECTION 10.    DISCLAIMER OF RIGHTS.

The grant of Deferred Stock Units under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to the Director.  The Director will have no rights under this Agreement or the Plan other than those of a general unsecured creditor of the Company.  Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Plan and this Agreement.

SECTION 11.    MISCELLANEOUS PROVISIONS.

(a)No Right to Service on the Board.  Neither the Program nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company or in any other capacity. Further, nothing in the Program, the Plan or this Agreement shall be construed to limit the discretion of the Company to remove the Director from Service.

(b)Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail with postage and fees prepaid and addressed to the party entitled to such notice at the address shown below such party's signature on this Agreement, or at such other address as such party may designate by 10 days' advance written notice to the other party to this Agreement.

(c)Consent to Electronic Delivery.  The Company may choose to deliver certain statutory materials relating to the Program in electronic form.  By accepting this grant, the Director agrees that the Company may deliver the Plan prospectus and the Company’s annual report to the Director in electronic format.  If at any time the Director prefers to receive paper copies of such documents, as the Director is entitled to, the Company will provide copies.  Request for paper copies of such documents may be made to the Secretary of the Company at [916-321-1940 or bmcconkey@mcclatchy.com].

(d)Entire Agreement.  This Agreement, the Program and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.

Any prior agreements, commitments, or negotiations concerning the Deferred Stock Units are superseded.

(e)Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

(f)Data Privacy.  To administer the Plan and the Program, the Company may process personal data about the Director.  Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Director, such as contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan and the Program.  By accepting the Deferred Stock Units, the Director gives explicit consent to the Company to process any such personal data.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer duly authorized to act on behalf of the Committee, and the Director has personally executed this Agreement.

THE McCLATCHY COMPANY

By
Secretary

Company's Address:
2100 Q Street
Sacramento, CA 95816

Director

By

Director's Address:

Exhibit A

STOCK AWARD deferral election agreement UNDER THE MCCLATCHY COMPANY 2012 OMNIBUS INCENTIVE PLAN Calendar Year 2016

	/	/	-	-
Print Full Name		Date of Birth	Social	Security
Number

Residence Address

Please complete and return the form to:			Lori Albright, Legal Department
The McClatchy Company
2100 Q Street
Sacramento, CA 95816-6899

STOCK AWARD DEFERRAL ELECTION

In accordance with the terms of The McClatchy Company 2012 Omnibus Incentive Plan and the Director Deferral Program thereunder (together, the “Plan”), I hereby make the following election with respect to any shares of Stock granted to me under the Plan as Unrestricted Stock (such award, the “2016 Stock Award”) by virtue of my 2016 Service as a nonemployee member of the Board of Directors of The McClatchy Company (the “Company”)

☐

I elect to defer 100% of my 2016 Stock Award.  In accordance with the terms of the Plan and this Stock Award Deferral Election Agreement, my 2016 Stock Award shall be distributed (1) as soon as practicable following my “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) from the Company, but in no event later than March 15 of the year immediately following my separation from service and (2) in the form of a single lump sum distribution of Stock.

Certain capitalized terms used herein are defined in the Plan and have the meaning set forth in the Plan.

ACKNOWLEDGEMENT & SIGNATURE

I also acknowledge and agree to the following:

➢	I understand that this Stock Award Deferral Election Agreement must be executed and delivered to the Company by December 31, 2015 for any deferral election to be valid.

➢

I understand that, if timely executed and delivered to the Company, this Stock Award Deferral Election Agreement will be given effect on December 31, 2015 and will be irrevocable on or after such date.

Accepted and Agreed:

Signature	Date

Company Use: Date of receipt: _________________, 20___ Initials: ________________

Beneficiary Designation FORM UNDER THE MCCLATCHY COMPANY 2012 OMNIBUS INCENTIVE PLAN Calendar Year 2016

	/	/	-	-
Print Full Name		Date of Birth	Social	Security
Number

If my “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) from The McClatchy Company (the “Company”) is on account of my death, then the distribution of Stock with respect to my deferral of all shares of Stock granted to me under The McClatchy Company 2012 Omnibus Incentive Plan and the Director Deferral Program thereunder (together, the “Plan”) as Unrestricted Stock (such award, the “2016 Stock Award”) by virtue of my 2016 Service as a nonemployee member of the Company’s Board of Directors will be paid to my designated beneficiary(ies) at the time of my death according to this beneficiary designation.  (Certain capitalized terms used herein are defined in the Plan and have the meaning set forth in the Plan.)  Payment is to be made as follows [please choose only one]:

❑	To my surviving spouse.
❑

To all of my children who survive me in equal shares. [Please provide names and addresses below.] The term “children” means natural or legally adopted children but excludes stepchildren (if not adopted).

❑	To my estate.
❑	Other [please enter a description, and provide names and addresses, if necessary]:

______________________________________________________

______________________________________________________

In the event no designated beneficiary survives me, any remaining payments shall be made to my estate.

The names and addresses of my beneficiaries are as follows [please use a separate sheet if necessary]:

1. Name:	Relationship:
Address:	SSN:

2. Name:	Relationship:
Address:	SSN:

3. Name:	Relationship:
Address:	SSN:

4. Name:	Relationship:
Address:	SSN:

This beneficiary designation is to take effect on the date when it is received by:

Lori Albright, Legal Department

The McClatchy Company

2100 Q Street

Sacramento, CA 95816-6899

This beneficiary designation supersedes any prior designations that I may have made concerning the above-referenced 2016 Stock Award.

Signature	Date

Company Use: Date of receipt: __________________, 20__ Initials: ________________